                                                                  Exhibit (a)(8)

                                    Form of
                            ARTICLES SUPPLEMENTARY
                                      TO
                           ARTICLES OF INCORPORATION
                                      OF
                    THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

     THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (the "Corporation"), a corporation organized under the laws of the State of Maryland, having its principal place of business at 1221 Avenue of the Americas, New York, NY 10020, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

     SECOND: The Board of Directors of the Corporation at a meeting duly convened and held on June 15, 2000 adopted a resolution adding one portfolio and increasing the total number of shares of stock which the Corporation shall have the authority to issue from eleven billion (11,000,000,000) shares of common stock, par value $.001 per share, having an aggregate par value of eleven million dollars ($11,000,000) designated and classified in twenty one portfolios as follows:

                                                       Number of Shares
                                                       of Common Stock
Name of Class                                          Classified and Allocated
-------------                                          ------------------------

Money Market Portfolio                                 1,000,000,000
Fixed Income Portfolio                                   500,000,000
High Yield Portfolio                                     500,000,000
International Fixed Income Portfolio                     500,000,000
Emerging Markets Debt Portfolio                          500,000,000
Balanced Portfolio                                       500,000,000
Multi-Asset-Class Portfolio                              500,000,000
Equity Growth Portfolio                                  500,000,000
Value Portfolio                                          500,000,000
Core Equity Portfolio                                    500,000,000
Mid Cap Growth Portfolio                                 500,000,000
Mid Cap Value Portfolio                                  500,000,000
U.S. Real Estate Portfolio                               500,000,000
Global Equity Portfolio                                  500,000,000
International Magnum Portfolio                           500,000,000
Emerging Markets Equity Portfolio                        500,000,000
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Asian Equity Portfolio                                   500,000,000
Latin American Portfolio                                 500,000,000
Active International Allocation Portfolio                500,000,000
Technology Portfolio                                     500,000,000
Targeted Duration Portfolio                              500,000,000

to eleven billion five hundred million (11,500,000,000) shares of common stock, par value $.001 per share, having an aggregate par value of eleven million five hundred thousand ($11,500,000) and designated and classified in twenty two portfolios as follows:

                                                       Number of Shares
                                                       of Common Stock
Name of Class                                          Classified and Allocated
-------------                                          ------------------------

Money Market Portfolio                                 1,000,000,000
Fixed Income Portfolio                                   500,000,000
High Yield Portfolio                                     500,000,000
International Fixed Income Portfolio                     500,000,000
Emerging Markets Debt Portfolio                          500,000,000
Balanced Portfolio                                       500,000,000
Multi-Asset-Class Portfolio                              500,000,000
Equity Growth Portfolio                                  500,000,000
Value Portfolio                                          500,000,000
Core Equity Portfolio                                    500,000,000
Mid Cap Growth Portfolio                                 500,000,000
Mid Cap Value Portfolio                                  500,000,000
U.S. Real Estate Portfolio                               500,000,000
Global Equity Portfolio                                  500,000,000
International Magnum Portfolio                           500,000,000
Emerging Markets Equity Portfolio                        500,000,000
Asian Equity Portfolio                                   500,000,000
Latin American Portfolio                                 500,000,000
Active International Allocation Portfolio                500,000,000
Technology Portfolio                                     500,000,000
Targeted Duration Portfolio                              500,000,000
Investment Grade Fixed Income Portfolio                  500,000,000

     THIRD: Such shares have been duly authorized and classified by the Board of Directors pursuant to authority and power contained in Section 2-105(c) of the MGCL and the Corporation's Articles of Incorporation.

     FOURTH: The description of the shares of stock designated and classified as set forth above, including any preference, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption is as set forth
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in the Articles of Incorporation and has not changed in connection with these
Articles Supplementary to the Articles of Incorporation.

     IN WITNESS WHEREOF, The Universal Institutional Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its
President and attested by its Secretary on this   day of      , 2000.


                     THE UNIVERSAL INSTITUTIONAL FUNDS, INC.



                                          By:
                                             -----------------------------------
                                             Harold J. Schaaff, Jr.
                                             President

Attest:



----------------------------------
Mary E. Mullin
Secretary
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     THE UNDERSIGNED, President of THE UNIVERSAL INSTITUTIONAL FUNDS, INC., who
executed on behalf of said corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                                --------------------------------
                                                Harold J. Schaaff, Jr.
                                                President